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                                                                    EXHIBIT 10.3

                                BARNES GROUP INC.

                      RETIREMENT BENEFIT EQUALIZATION PLAN

1.   Purpose

     The purpose of the Retirement Benefit Equalization Plan (the
"Equalization Plan") is to equalize the benefits for those participants in the Barnes Group Inc. Salaried Retirement Income Plan (the "Pension Plan") whose benefits are limited by statute, including Section 415 of the Internal Revenue Code of 1986 as amended from time to time (the "Code").

2.   Participants

     "Participant" shall mean any employee of Barnes Group Inc. (the
"Company") who is a participant in the Pension Plan whose benefits under the Pension Plan are limited by statute, including Section 415 of the Code, and who are not receiving benefits under the Company's Supplemental Senior Officer Retirement Plan.

3.   Benefits

3.1 Barnes Group Inc. will pay to any Participant the difference between the benefits paid under the Pension Plan and what the Participant would have received but for the limitations set forth in section 6.8 (or any successor thereto) of the Pension Plan.

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3.2  Benefits payable hereunder will be paid at the same time and in the same manner as benefits paid pursuant to the Pension Plan.

4.   Administration

     The Benefits Committee which administers the Pension Plan shall administer the Equalization Plan, and it shall have the same powers relating to the Equalization Plan as it does with respect to the Pension Plan.

5.   General

5.1 The Equalization Plan may be amended or terminated at any time by the Board of Directors of the Company, except that no such amendment or termination shall adversely affect the benefits payable to any person who has begun to receive benefits hereunder.

5.2 Benefits payable hereunder shall not be funded and shall be paid out of the general assets of the Company.

5.3 The Equalization Plan shall be construed, administered and enforced according to the laws of the State of Connecticut.

As amended April 3, 1996

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